Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Longeveron Inc.

Miami, Florida

We hereby consent to the use in this Registration Statement on Form S-8 of Longeveron Inc. of our report dated September 16, 2020, relating to the financial statements of Longeveron LLC as of December 31, 2019 and 2018 and for the years then ended, which are incorporated by reference in this Registration Statement.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ MSL, P.A.

Fort Lauderdale, Florida

February 16, 2021